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                                    EXHIBIT A

                             JOINT FILING AGREEMENT



          The undersigned hereby agree that the statement on Schedule 13G with respect to the Class A Common Stock of Metropolis Realty Trust, Inc. dated February 12, 1998 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.


Dated:  February 12, 1998    ANGELO, GORDON & CO., L.P.

                             By:  AG Partners, L.P.
                                  General Partner

                                  By:  /s/ Michael L. Gordon
                                       ----------------------------------------
                                       Name: Michael L. Gordon
                                       Title:   General Partner


Dated:  February 12, 1998    /s/ John M. Angelo
                             --------------------------------------------------
                             JOHN M. ANGELO


Dated:  February 12, 1998    /s/ Michael L. Gordon
                             --------------------------------------------------
                             MICHAEL L. GORDON